Exhibit 99.2

Genesis Energy, L.P. Prices Public Offering of Senior Notes

HOUSTON — (BUSINESS WIRE) — Genesis Energy, L.P. (NYSE: GEL) today announced that it has priced a public offering of $450,000,000 in aggregate principal amount of 6.25% senior unsecured notes due 2026. The price to investors will be 100% of the principal amount of the notes. The notes will be co-issued with our subsidiary, Genesis Energy Finance Corporation, and will be guaranteed, with certain exceptions, by substantially all of our existing and future subsidiaries. We intend to use a portion of the net proceeds from the offering to fund the purchase price and accrued and unpaid interest for all of our 5.750% senior unsecured notes due 2021 that are validly tendered and accepted for payment in our concurrent tender offer and the redemption price and accrued and unpaid interest for any 5.750% senior unsecured notes due 2021 that remain outstanding after the completion or termination of our concurrent tender offer and for general partnership purposes, including repaying a portion of the borrowings outstanding under our revolving credit facility. The offering of the notes is expected to settle and close on December 11, 2017, subject to customary closing conditions.

Citigroup Global Markets Inc., SMBC Nikko Securities America, Inc., Wells Fargo Securities, LLC, ABN AMRO Securities (USA) LLC, BofA Merrill Lynch, BMO Capital Markets Corp., Capital One Securities, Inc., Deutsche Bank Securities Inc., DNB Markets, Inc., RBC Capital Markets, LLC and Scotia Capital (USA) Inc. are acting as joint book-running managers for the notes offering. A copy of the final prospectus supplement and accompanying base prospectus relating to this offering, when available, may be obtained from:

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Phone: 1-800- 831-9146

SMBC Nikko Securities America, Inc.

Attention: Securities Operations

277 Park Avenue

New York, NY 10172

Telephone: 888-868-6856

Email: prospectus@smbcnikko-si.com

Wells Fargo Securities, LLC

Attention: WFS Customer Service

608 2nd Ave S, Suite 1000

Minneapolis, MN 55402

Telephone: (800) 645-3751 Opt 5

Email: wfscustomerservice@wellsfargo.com

ABN AMRO Securities (USA) LLC

Attention: Debt Capital Markets

100 Park Avenue, 17th Floor

New York, NY 10017

Telephone: 917-284-6800

Email: us_dcm@abnamro.com

BofA Merrill Lynch

NC1-004-03-43

200 North College Street, 3rd floor

Charlotte NC 28255-0001

Attention: Prospectus Department

Email: dg.prospectus_requests@baml.com

BMO Capital Markets Corp.

3 Times Square

New York, NY 10036

Attention: Syndicate Department

Telephone: (212) 702-1882

Capital One Securities, Inc.

Attention: Capital Markets, Floor 31

299 Park Avenue

New York, New York 10171

Deutsche Bank Securities Inc.

Attention: Prospectus Group

60 Wall Street

New York, NY 10005

Telephone: (800) 503-4611

Email: prospectus.cpdg@db.com

DNB Markets, Inc.

200 Park Avenue, 31st floor

New York, NY 10166

RBC Capital Markets, LLC

Three World Financial Center, 200 Vesey Street, 8th floor

New York, NY 10281

Telephone: 1-877-822-8098

Scotia Capital (USA) Inc.

250 Vesey Street

New York, NY 10281

Attention: Debt Capital Markets

Telephone: 1-800-372-3930

You may also obtain these documents for free, when they are available, by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offer is being made only through the prospectus supplement and accompanying base prospectus, each of which is part of our effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

Genesis Energy, L.P. is a diversified midstream energy master limited partnership headquartered in Houston, Texas. Genesis’ operations include offshore pipeline transportation, sodium minerals and sulfur services, marine transportation and onshore facilities and transportation. Genesis’ operations are primarily located in the Gulf Coast region of the United States, Wyoming and the Gulf of Mexico.

This press release includes forward-looking statements as defined under federal law. Although we believe that our expectations are based upon reasonable assumptions, no assurance can be given that our goals will be achieved, including statements regarding our ability to successfully close the offering and to use the net proceeds as indicated above. Actual results may vary materially. We undertake no obligation to publicly update or revise any forward-looking statement.

Contact:

Genesis Energy, L.P.

Bob Deere, 713-860-2516

Chief Financial Officer